Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Great Basin Gold Ltd of our report dated March 31, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Great Basin Gold Ltd, which appears in the Annual Report on Form 40-F/A for the year ended December 31, 2007.

“PricewaterhouseCoopers LLP”

Chartered Accountants

Vancouver, British Columbia

March 6, 2009